APPOINTMENT AND AUTHORIZATION OF AGENTS
AND
POWER OF ATTORNEY
I.	Appointment and Authorization of Agents of Schrodinger Equity Holdings, LLC.
Charles Ardai, acting for Schrodinger Equity Holdings, LLC (the “LLC”) in his capacity as authorized agent of the LLC pursuant to that certain Appointment and Authorization of Agents made by David E. Shaw on January 29, 2020, hereby constitutes, designates and appoints each of Amantha Butler, Zach Bendiner and Jennifer McGrady as the LLC’s authorized agent, to:
(A)
execute for and on behalf of the LLC any filings required under the Securities Act of 1933 (the “Securities Act”) or the Securities Exchange Act of 1934 (the “Exchange Act”) in connection with the LLC’s interests in Schrödinger, Inc., including without limitation Forms 3, 4 and 5, any filings made pursuant to Rule 144 promulgated under the Securities Act, and any filings made pursuant to Section 13(d) or 13(g) of the Exchange Act; and make any communications with Schrödinger, Inc. concerning Schrödinger, Inc.’s disclosures pursuant to the Securities Act or the Exchange Act regarding the LLC’s interests in Schrödinger, Inc.;

(B)
do and perform any and all acts for and on behalf of the LLC which may be necessary or desirable to complete and execute any filings required under the Securities Act or the Exchange Act in connection with the undersigned’s interests in Schrödinger, Inc.; complete and execute any amendment or amendments thereto; and timely file such filings with the SEC and any stock exchange or similar authority; and

(C)
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such authorized agent, may be of benefit to, in the best interest of, or legally required of, the LLC, it being understood that the documents executed by such authorized agent on behalf of the LLC pursuant to this appointment and authorization shall be in such form and shall contain such terms and conditions as such authorized agent may approve in such authorized agent’s discretion.

II.	Power of Attorney.
KNOW ALL PERSONS BY THESE PRESENTS that the undersigned Charles Ardai, acting as attorney-in-fact for David E. Shaw (“Principal”) pursuant to that certain power of attorney made on January 29, 2020, hereby constitutes, designates and appoints each of Amantha Butler, Zach Bendiner and Jennifer McGrady as such Principal’s true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution and full power to act alone, for the Principal and in the Principal’s name, place and stead, in any and all capacities, to:

(A)
execute for and on behalf of the Principal any filings required under the Securities Act or the Exchange Act in connection with the Principal’s interests in Schrödinger, Inc., including without limitation Forms 3, 4 and 5, any filings made pursuant to Rule 144 promulgated under the Securities Act, and any filings made pursuant to Section 13(d) or 13(g) of the Exchange Act; and make any communications with Schrödinger, Inc. concerning Schrödinger, Inc.’s disclosures pursuant to the Securities Act or the Exchange Act regarding the Principal’s interests in Schrödinger, Inc.;

(B)
do and perform any and all acts for and on behalf of the Principal which may be necessary or desirable to complete and execute any filings required under the Securities Act or the Exchange Act in connection with the Principal’s interests in Schrödinger, Inc.; complete and execute any amendment or amendments thereto; and timely file such filings with the SEC and any stock exchange or similar authority; and

(C)
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of, the Principal, it being understood that the documents executed by such attorney-in-fact on behalf of the Principal pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

On behalf of the Principal, the undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Principal might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the Principal’s responsibilities to comply with Section 16 of the Exchange Act.
This Appointment and Authorization of Agents and Power of Attorney shall remain in full force and effect in each case until revoked by the LLC, the undersigned or the Principal (as applicable) in a signed writing delivered to the foregoing agents and attorney-in-fact (as applicable).
[Signature Page Follows]

IN WITNESS WHEREOF, this instrument has been executed as of the 3rd day of September, 2020.

SCHRODINGER EQUITY HOLDINGS, LLC

By:	/s/ Charles Ardai
Name:	Charles Ardai
Title:	Authorized Agent

CHARLES ARDAI, ATTORNEY-IN-FACT FOR DAVID E. SHAW

/s/ Charles Ardai